UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Vaughn Paunovich

On February 25, 2025, the Company entered into a separation agreement (“Paunovich Agreement”) with Vaughn Paunovich (EVP, Enterprise Platforms). The Paunovich Agreement provides that Mr. Paunovich’s employment with the Company will end on March 2, 2025. In addition, Mr. Paunovich will receive the benefits outlined in Section 8(c) of his Employment Agreement with the Company, dated May 19, 2022, with the following modifications: (i) he will receive one-time bonus payment of 70% of his base salary for a period of twelve (12) months, such amount representing his annual bonus for the 2024 calendar year; (ii) he will receive reimbursement of up to $3,500 in relocation costs; and (iii) he will receive reimbursement of all fees incurred through March 15, 2025 related to rental housing in Boston close to the Company’s headquarters.

The foregoing summary descriptions of the Paunovich Agreement are not complete and are subject to, and qualified in its entirety by reference to, the full text of the Paunovich Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

10.1	Separation Agreement between American Well Corporation and Vaughn Paunovich, dated February 25, 2025
99.1	Press Release, dated March 3, 2025, issued by American Well Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	March 3, 2025	By:	/s/ Bradford Gay
Bradford Gay Senior Vice President, General Counsel